Joint Filer Information

Names:	Deerfield Management Company, L.P., Deerfield Mgmt IV, L.P., Deerfield Mgmt III, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P.

Address:	345 Park Avenue South, 12th Floor
New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	ARS Pharmaceuticals, Inc. [SPRY]

Date of Event Requiring Statement:	November 11, 2024

The undersigned, Deerfield Management Company, L.P., Deerfield Mgmt IV, L.P., Deerfield Mgmt III, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of ARS Pharmaceuticals, Inc.

Signatures:

DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT IV, L.P. By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MGMT III, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND IV, L.P. By: Deerfield Mgmt IV, L.P., General Partner By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: J.E. Flynn Capital III, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact